Exhibit 99.1

McEWEN MINING SHAREHOLDER DISCUSSION

FRIDAY NOVEMBER 21, 2 PM EST

TORONTO, ONTARIO - (November 17, 2014) - McEwen Mining (NYSE: MUX) (TSX: MUX) During last week’s quarterly conference call it became apparent that shareholders wanted to have a broader discussion than just quarterly results. Therefore, we have scheduled a conference call for Friday November 21st at 2pm EST to discuss the current gold price, market conditions and the mining industry. Rob McEwen and members of senior management will be available for 60-90 minutes to provide our shareholders with the opportunity to participate in a live general discussion. We have created an online bulletin board where shareholders can post topics that they wish to discuss (submitted topics will be posted to the bulletin board in a timely manner). We look forward to our conversation.

To submit a question or topic for discussion click here.

To view the bulletin board click here.

WEBCAST:

http://www.gowebcasting.com/lobby/6084/

TELEPHONE:

Participant dial-in number(s): 647-788-4922 / 877-291-4570

Conference ID: 37560340

REPLAY:
Dial-in number(s): 416-621-4642 / 800-585-8367
Conference ID: 37560340

About McEwen Mining (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by creating a profitable gold producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest); the El Gallo complex in Sinaloa, Mexico; the Gold Bar project in Nevada, US; the Los Azules project in San Juan, Argentina. McEwen Mining has 304.7 million shares fully diluted at November 17, 2014. Rob McEwen, Chairman, and Chief Owner, owns 25% of the shares of the Company.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Sheena Scotland Director, Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408 Facebook: facebook.com/mcewenrob Twitter: twitter.com/mcewenmining	Mailing Address 150 King Street West Suite 2800, P.O Box 24 Toronto, Ontario, Canada M5H 1J9 E-mail: info@mcewenmining.com